Exhibit 99.1
Genpact Reports Third Quarter 2022 Results
Total revenue of $1.111 billion, Up 9% (12% on a constant currency basis)1,2
Data-Tech-AI services revenue of $510 million, Up 19% (21% on a constant currency basis) 1,2
Digital Operations services revenue of $601 million, Up 2% (6% on a constant currency basis)1
Diluted EPS of $0.51, Down 4%; Adjusted Diluted EPS3 of $0.75, Up 14%
NEW YORK, November 9, 2022 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering outcomes that transform businesses, today announced financial results for the third quarter ended September 30, 2022.

“We delivered another quarter of solid results with revenue, adjusted operating income margin and adjusted diluted EPS all in-line with our expectations,” said “Tiger” Tyagarajan, Genpact’s president and CEO. “Demand for both our Data-Tech-AI and Digital Operations services remained strong, as we continue to help clients address pressing challenges around cost and productivity, growth, mitigating risk and building long-term resiliency in their operating models. In these times, we believe the essential and non-discretionary nature of most of our services makes us even more valuable to our clients.”

Key Financial Highlights – Third Quarter 2022
•Total revenue was $1.111 billion, up 9% year-over-year (12% on a constant currency basis).1,2
•Revenue from Data-Tech-AI services was $510 million, up 19% year-over-year (21% on a constant currency basis),1,2 representing 46% of total revenue.
•Revenue from Digital Operations services was $601 million, up 2% year-over-year (6% on a constant currency basis),1 representing 54% of total revenue.
•Net income was $96 million, down 6% year-over-year, with a corresponding margin of 8.6%.
•Income from operations was $131 million, down 1.1% year-over-year, with a corresponding margin of 11.8%. Adjusted income from operations was $189 million, up 12% year-over-year, with a corresponding margin of 17.1%.4,5
•Diluted earnings per share was $0.51, down 4% year-over-year, and adjusted diluted earnings per share3 was $0.75, up 14% year-over-year.
•Income from operations and diluted earnings per share include a $21 million impairment charge as well as a $7 million loss related to the business previously designated as held for sale. These items are excluded from adjusted income from operations4 and adjusted diluted earnings per share.3
•Cash generated from operations was $226 million, up 8% from $210 million in the third quarter of 2021.
•Genpact repurchased approximately 627,000 of its common shares during the quarter for total consideration of approximately $30 million at an average price per share of $47.86.
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Total revenue and revenue from Data-Tech-AI services includes $4 million of revenue associated with a business designated as held for sale.
3 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
4 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.
5 Adjusted income from operations margin is derived by adjusting total revenue to exclude $4 million of revenue associated with a business designated as held for sale.

Full Year 2022 Outlook

Genpact now expects:
•Total revenue in the range of $4.32 billion to $4.355 billion, up 7.5% to 8.5%, or 10.0% to 11.0% year-over-year on a constant currency basis,1 compared to the prior full-year outlook in the range of $4.32 billion to $4.37 billion, up 7.5% to 9.0%, or 9.5% to 11.0% year-over-year on a constant currency basis.1 This full-year revenue outlook now assumes an additional adverse impact of $15 million from foreign currency (at current exchange rates) compared to the prior outlook and includes expected full-year revenue of approximately $21 million associated with a business designated as held for sale, down from our prior outlook of $28 million.
•Adjusted diluted EPS6 in the range of $2.69 to $2.74, compared to the prior outlook in the range of $2.68 to $2.74.
Genpact continues to expect:
•Adjusted income from operations margin7 at the high end of the 16.0% to 16.5% outlook.
Conference Call to Discuss Financial Results
Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on November 9, 2022 to discuss the company’s performance for the third quarter ended September 30, 2022. Those who wish to participate can register here to receive a dial-in number and unique PIN to access the call seamlessly. It is recommended callers join 10 minutes prior to the start of the event (although you may register and dial in at any time during the call). A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

6 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
7 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.

About Genpact
Genpact (NYSE: G) is a global professional services firm delivering the outcomes that transform our clients' businesses and shape their future. We're guided by our real-world experience redesigning and running thousands of processes for hundreds of global companies. Our clients – including many in the Global Fortune 500 – partner with us for our unique ability to combine deep industry and functional expertise, leading talent, and proven methodologies to drive collaborative innovation that turns insights into action and delivers outcomes at scale. We create lasting competitive advantages for our clients and their customers, running digitally enabled operations and applying our Data-Tech-AI services to design, build, and transform their businesses. And we do it all with purpose. From New York to New Delhi and more than 30 countries in between, our 115,000+ team is passionate in its relentless pursuit of a world that works better for people.
Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2022, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to the impact of the invasion of Ukraine by Russia and the related sanctions and other measures being implemented or imposed in response thereto, as well as any potential expansion or escalation of the conflict or its economic disruption beyond its current scope, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to effectively price our services and maintain pricing and employee utilization rates, the impact of the COVID-19 pandemic on our business and on our employees, clients, partners and suppliers, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Siya Belliappa
+1 (718) 561-9843
siya.belliappa@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2021	As of September 30, 2022
Assets
Current assets
Cash and cash equivalents	$899,458	$518,680
Accounts receivable, net of allowance for credit losses of $24,329 and $20,437 as of December 31, 2021 and September 30, 2022, respectively	887,742	994,250
Prepaid expenses and other current assets	134,441	229,825
Assets of business held for sale	—	15,621
Total current assets	$1,921,641	$1,758,376

Property, plant and equipment, net	215,089	180,379
Operating lease right-of-use assets	270,603	191,371
Deferred tax assets	106,322	111,932
Intangible assets, net	169,635	101,226
Goodwill	1,731,027	1,680,932
Contract cost assets	238,794	218,137
Other assets, net of allowance for credit losses of $3,711 and $3,198 as of December 31, 2021 and September 30, 2022, respectively	322,158	294,319
Total assets	$4,975,269	$4,536,672

Liabilities and equity
Current liabilities
Short-term borrowings	$—	$200,000
Current portion of long-term debt	383,433	535,142
Accounts payable	24,984	27,925
Income taxes payable	47,353	107,172
Accrued expenses and other current liabilities	791,440	700,484
Operating leases liability	61,591	53,976
Liabilities of business held for sale	—	8,410
Total current liabilities	$1,308,801	$1,633,109

Long-term debt, less current portion	1,272,476	746,613
Operating leases liability	247,707	186,057
Deferred tax liabilities	3,942	3,634
Other liabilities	245,210	235,413
Total liabilities	$3,078,136	$2,804,826

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 185,336,357 and 183,008,135 issued and outstanding as of December 31, 2021 and September 30, 2022, respectively	1,847	1,825
Additional paid-in capital	1,717,165	1,740,271
Retained earnings	732,474	745,172
Accumulated other comprehensive income (loss)	(554,353)	(755,422)
Total equity	$1,897,133	$1,731,846

Total liabilities and equity	$4,975,269	$4,536,672

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2021	2022	2021	2022
Net revenues	$1,015,737	$1,111,037	$2,949,934	$3,268,627
Cost of revenue	653,686	717,219	1,887,596	2,117,437
Gross profit	$362,051	$393,818	$1,062,338	$1,151,190
Operating expenses:
Selling, general and administrative expenses	215,957	231,436	620,857	701,828
Amortization of acquired intangible assets	13,898	10,604	44,624	32,805
Other operating (income) expense, net	(93)	20,937	(217)	42,157
Income from operations	$132,289	$130,841	$397,074	$374,400
Foreign exchange gains (losses), net	2,733	3,867	11,529	9,312
Interest income (expense), net	(12,765)	(13,399)	(38,198)	(36,691)
Other income (expense), net	1,480	(235)	8,966	(4,902)
Income before income tax expense	$123,737	$121,074	$379,371	$342,119
Income tax expense	21,351	25,231	83,008	78,427
Net income	$102,386	$95,843	$296,363	$263,692
Earnings per common share
Basic	$0.55	$0.52	$1.58	$1.43
Diluted	$0.53	$0.51	$1.54	$1.40
Weighted average number of common shares used in computing earnings per common share
Basic	187,856,026	183,312,013	187,945,234	184,456,047
Diluted	193,159,929	187,399,204	192,885,252	188,274,420

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months ended September 30,
	2021	2022
Operating activities
Net income	$296,363	$263,692
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,344	68,169
Amortization of debt issuance costs	1,969	1,825
Amortization of acquired intangible assets	44,624	32,805
Write-down of intangible assets and property, plant and equipment	915	1,377
Impairment charge on intangible assets and goodwill held-for-sale	—	21,426
Allowance for credit losses	2,412	1,045
Unrealized (gain)/loss on revaluation of foreign currency asset/liability	(4,252)	2,150
Stock-based compensation expense	58,604	54,894
Deferred tax benefit	(6,236)	(7,655)
Write-down of operating right-of-use assets and other assets	—	20,307
Others, net	806	323
Change in operating assets and liabilities:
Increase in accounts receivable	(78,626)	(121,038)
(Increase) decrease in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	43,071	(57,940)
Increase in accounts payable	11,138	6,755
Decrease in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(74,085)	(132,524)
Increase in income taxes payable	68,430	58,431
Net cash provided by operating activities	$447,477	$214,042
Investing activities
Purchase of property, plant and equipment	(31,385)	(35,312)
Payment for internally generated intangible assets (including intangibles under development)	(3,907)	(2,972)
Proceeds from sale of property, plant and equipment	4,511	58
(Payment)/refund for business acquisitions, net of cash acquired	(6,613)	973
Proceed from sale of investment	142	—
Net cash used for investing activities	$(37,252)	$(37,253)
Financing activities
Repayment of finance lease obligations	(8,659)	(10,305)
Payment of debt issuance costs	(3,018)	—
Proceeds from long-term debt	350,000	—
Repayment of long-term debt	(25,500)	(375,500)
Proceeds from short-term borrowings	—	250,000
Repayment of short-term borrowings	(250,000)	(50,000)
Proceeds from issuance of common shares under stock-based compensation plans	29,786	13,042
Payment for net settlement of stock-based awards	(33,467)	(44,942)
Payment of earn-out consideration	(2,556)	(2,437)
Dividend paid	(60,461)	(68,942)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(147,224)	(182,092)
Others	(6)	—
Net cash used for financing activities	$(151,105)	$(471,176)
Effect of exchange rate changes	(17,085)	(86,391)
Net increase /(decrease) in cash and cash equivalents	259,120	(294,387)
Cash and cash equivalents at the beginning of the period	680,440	899,458
Cash and cash equivalents at the end of the period	$922,475	$518,680
Supplementary information
Cash paid during the period for interest	$25,715	$30,430
Cash paid during the period for income taxes, net of refund	$38,040	$114,343

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles recorded at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies.

During the second quarter of 2022, Genpact (a) initiated restructuring measures and, as a result, recorded a charge related to i) right-of-use lease assets and other assets related to certain abandoned leased office properties and ii) employee severance costs resulting from a focused reduction in Genpact's workforce and (b) approved a plan to divest a business that is no longer deemed strategic. Given the specialized nature of this business, we anticipate completing a transaction within twelve months after the end of the second quarter, and therefore, we have classified the revenues and expenses related to this business as held for sale. Additionally, during the third quarter of 2022, the Company recorded a non-cash impairment charge to adjust the carrying amount of the assets of the business designated as held for sale to their fair value. Genpact's management believes that excluding such restructuring charges and the revenues, expenses and impairment charge attributable to the business held for sale in calculating its non-GAAP financial measures provides useful information to both management and investors regarding the Company's financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains, losses and impairment charges attributable to equity-method investments from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and nine months ended September 30, 2021 and 2022:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2021	2022	2021	2022
Net income	$102,386	$95,843	$296,363	$263,692
Foreign exchange (gains) losses, net	(2,733)	(3,867)	(11,529)	(9,312)
Interest (income) expense, net	12,765	13,399	38,198	36,691
Income tax expense	21,351	25,231	83,008	78,427
Stock-based compensation expense	21,485	19,202	58,604	54,894
Amortization and impairment of acquired intangible assets	13,688	10,516	43,977	32,709
Restructuring expenses	—	—	—	38,815
Loss relating to business held for sale	—	7,069	—	14,291
Impairment charge on assets classified as held for sale	—	21,426	—	21,426
Adjusted income from operations	$168,942	$188,819	$508,621	$531,633
Net income margin	10.1%	8.6%	10.0%	8.1%
Adjusted income from operations margin	16.6%	17.1%	17.2%	16.3%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2021	2022	2021	2022
Income from operations	$132,289	$130,841	$397,074	$374,400
Stock-based compensation expense	21,485	19,202	58,604	54,894
Amortization and impairment of acquired intangible assets	13,688	10,516	43,977	32,709
Other income (expense), net	1,480	(235)	8,966	(4,902)
Restructuring expenses	—	—	—	38,815
Loss relating to business held for sale	—	7,069	—	14,291
Impairment charge on assets classified as held for sale	—	21,426	—	21,426
Adjusted income from operations	$168,942	$188,819	$508,621	$531,633
Income from operations margin	13.0%	11.8%	13.5%	11.5%
Adjusted income from operations margin	16.6%	17.1%	17.2%	16.3%

Reconciliation of Diluted EPS to Adjusted Diluted EPS8
(Per share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	2022	2021	2022
Diluted EPS	$0.53	$0.51	$1.54	$1.40
Stock-based compensation expense	0.11	0.10	0.30	0.29
Amortization and impairment of acquired intangible assets	0.07	0.06	0.23	0.17
Restructuring expenses	—	—	—	0.21
Loss relating to business held for sale	—	0.04	—	0.08
Impairment charge on assets classified as held for sale	—	0.11	—	0.11
Tax impact on stock-based compensation expense	(0.03)	(0.02)	(0.10)	(0.08)
Tax impact on amortization and impairment of acquired intangible assets	(0.02)	(0.01)	(0.06)	(0.04)
Tax impact on restructuring expenses	—	(0.03)	—	(0.08)
Tax impact on loss relating to business held for sale	—	(0.01)	—	(0.02)
Adjusted diluted EPS	$0.66	$0.75	$1.91	$2.04

8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2022:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin9

Year ending December 31, 2022
Net income margin	8.3%
Estimated foreign exchange (gains) losses, net	(0.2)%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	2.6%
Estimated stock-based compensation expense	1.8%
Estimated amortization and impairment of acquired intangible assets	1.0%
Estimated restructuring expense	0.9%
Estimated loss relating to business held for sale	0.5%
Estimated impairment charge on assets classified as held for sale	0.5%
Adjusted income from operations margin	16.5%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin9

Year ending December 31, 2022
Income from operations margin	12.0%
Estimated stock-based compensation expense	1.8%
Estimated amortization and impairment of acquired intangible assets	1.0%
Estimated other income (expense), net	(0.1)%
Estimated restructuring expense	0.9%
Estimated loss relating to business held for sale	0.5%
Estimated impairment charge on assets classified as held for sale	0.5%
Adjusted income from operations margin	16.5%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS9
(Per share data)

	Year ending December 31, 2022
	Lower	Upper
Diluted EPS	$1.90	$1.95
Estimated stock-based compensation expense	0.41	0.41
Estimated amortization and impairment of acquired intangible assets	0.23	0.23
Estimated restructuring expense	0.21	0.21
Estimated loss relating to business held for sale	0.10	0.10
Estimated impairment charge on assets classified as held for sale	0.11	0.11
Estimated tax impact on stock-based compensation expense	(0.11)	(0.11)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.06)	(0.06)
Estimated tax impact on restructuring expense	(0.08)	(0.08)
Estimated tax impact on loss relating to business held for sale	(0.03)	(0.03)
Adjusted diluted EPS	$2.69	$2.74

9 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.